Exhibit 10.24

CONVERTIBLE SECURED NOTE PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of October 4, 2002, by and among ALLIANCE PHARMACEUTICAL CORP., a New York corporation (the “Company”) and the Holders signatory hereto (each a “Holder” and, collectively, the “Holders”).

WHEREAS, the Company has agreed to sell to each Holder, and each Holder has agreed to purchase from the Company, upon the terms and conditions hereafter provided, a Convertible Secured Promissory Note in the form attached as Exhibit A hereto (the “Note”) in the amount set forth each Holder’s name on the signature pages hereto.

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                                       Purchase and Issuance of Notes.  Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Holder signatory hereto the principal amount of Notes set opposite such Holder’s name on the signature page hereto (the “Purchase Price”) and the Holder agrees to pay the Purchase Price amount to the Company.

(a)                                  Closing.  The initial closing (the “Closing”) shall take place at the offices of Stroock & Stroock & Lavan LLP at 10:00 a.m., on October 4, 2002, or at such other time and place as the Company and the Holder purchasing the Note agree upon.  At the Closing, simultaneously with the execution of this Agreement, the Company is issuing to the Holder a Note in the principal amount of such Holder’s Purchase Price and the Holder is paying to the Company its respective Purchase Price.

(b)                                 Subsequent Closing.  In subsequent closings (each, a “Subsequent Closing”), the Company may, without the consent of any of the Holders sell additional Notes, subject to the terms of this Agreement; provided; however, that the aggregate principal amount of Notes to be issued by the Company pursuant to this Agreement shall not exceed $3,000,000.

2.                                       Representations and Warranties of the Company.  The Company hereby represents and warrants to the Holders as of the date hereof, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”), as follows:

(a)                                  Organization, Good Standing and Qualification.  Each of the Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and other authority to carry on its business as now conducted and to own its properties.  Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect (as defined below).  The Company’s subsidiaries are reflected on Schedule 2(a) hereto (each a Subsidiary, and collectively the “Subsidiaries”).

(b)                                 Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of this Agreement, the Notes, the Warrants to purchase an aggregate of 500,000 shares of Common Stock, at a price per share of Common Stock equal to $0.50 per share in accordance with the terms and conditions set forth in the Debenture Waiver and Consent (as defined below) (the “Warrants”), the Imagent Security Agreement made by the Company to the Collateral Agent (as defined below), for the benefit of the Holders, dated as of the date hereof (the “Security Agreement”), the General Collateral Security Agreement made by the Company to the Collateral Agent for the benefit of the Holders, dated as of the date hereof (the “General Collateral Security Agreement”), and the Imagent and Oxygent Patent and Trademark Security Agreement made by the Company to the Collateral Agent for the benefit of the Holders, dated as of the date hereof (the “Patent and Trademark Security Agreement”), the Debenture Imagent Security Agreement made by the Company and the secured parties set forth therein, dated as of the date hereof (the “Debenture Security Agreement”),  the Debenture General Collateral Security Agreement made by the Company and the secured parties set forth therein, dated as of the date hereof (the “Debenture General Collateral Security Agreement”), and the Debenture Imagent and Oxygent Security Agreement made by the Company and the secured parties set forth therein, dated as of the date hereof (the Debenture Patent and Trademark Security Agreement”), the Intercreditor Agreement between the Company, the collateral agents set forth therein, Xmark Fund, L.P. and Xmark Fund, Ltd., dated as of the date hereof (the “Xmark Intercreditor Agreement”), the Intercreditor Agreement between the Company and the secured parties set forth therein, dated as of the date hereof (the “Intercreditor Agreement”), and the Waiver and Consent, dated as of the date hereof, between the parties signatory thereto and in the form attached hereto as Exhibit F (the “Debenture Waiver and Consent,” and, collectively with this Agreement, the Notes, the Warrants, the Security Agreement, the General Collateral Security Agreement, the Patent and Trademark Security Agreement, the Debenture Security Agreement, the Debenture General Collateral Security Agreement, the Debenture Patent and Trademark Security Agreement, the Xmark Intercreditor Agreement and the Intercreditor Agreement, the “Transaction Documents”), (ii) authorization of the performance of all obligations of the Company under the Transaction Documents, and (iii) the authorization, issuance and delivery of the Notes, the Warrants and the shares of common stock, par value $.01 per share (the “Common Stock”), of the Company (x) issuable upon conversion of the Notes (the “Conversion Shares”), (y) issuable in payment of interest on the Notes (the “Payment Shares”) and (z) issuable upon exercise of the Warrants.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c)                                  Capitalization.  Schedule 2(c) sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding on the date hereof; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable law and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim.  No person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described herein and on Schedule 2(c), (i) there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, (ii) neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind; and (iii) there are no agreements or arrangements under which the Company or a Subsidiary is obligated to register the sale of any of its or their securities under the Securities Act of 1933, as amended (the “Securities Act”) (except as set forth in the Notes). There are no voting agreements, buy sell agreements, or right of first purchase agreements among the Company and any of the security holders of the Company.

Schedule 2(c) sets forth a true and complete table setting forth the pro forma capitalization of the Company on a fully diluted basis giving effect to (i) the issuance of the Conversion Shares, (ii) any adjustments in other securities resulting from such issuance, and (iii) the exercise or conversion of all outstanding securities.

The Company has furnished to the Holders true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws as in effect on the date hereof (the “By-laws”), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company and each of its Subsidiaries.

(d)                                 Valid Issuance.  The Company has duly authorized and reserved a sufficient number of shares of Common Stock, for issuance of the Conversion Shares and the exercise of the Warrants (such shares of Common Stock issuable upon exercise of the Warrants being referred to as the “Warrant Shares”).  The Company has duly authorized and reserved a sufficient number of shares of Common Stock for issuance as payment of interest on the Notes.  The Conversion Shares, the Payment Shares and the Warrant Shares, if issued pursuant to the Notes, will be validly issued, fully paid and non-assessable free and clear of all taxes, liens, encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws and will not be subject to preemptive rights or other similar rights and will not impose personal liability upon the holder thereof.

(e)                                  Consents.  Except as set forth on Schedule 2(e), the execution, delivery and performance by the Company of the Transaction Documents, the offer issuance of the Notes, Warrants, Conversion Shares, the Payment Shares and the Warrant Shares, the granting of the security interests pursuant to the Security Agreement, the General Collateral Security Agreement and the Patent and Trademark Security Agreement and the exercise of the rights granted to the Holders therein require no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official other than (i) consents, actions or filings that have been made prior to the date hereof which are in full force and effect, (ii) consents set forth in items 7, 8 and 9 on Schedule 2(e) to be obtained within five business days of the date hereof, and (iii) post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. The Company has taken all action necessary to exempt the transactions contemplated by the Transaction Documents from the provisions of Section 912 of the New York Business Corporation Law and any other state anti-takeover or similar statute.  The granting of the (i) security interest in the Collateral (as defined in the Security Agreement, the General Collateral Security Agreement and the Patent and Trademark Security Agreement) pursuant to the Security Agreement, the General Collateral Security Agreement, the Patent and Trademark Security Agreement and the exercise of the rights granted to the Holders therein (including, without limitation, the disposition of the Collateral), and (ii) security interest in the Collateral (as defined in the Debenture Security Agreement, the Debenture General Collateral Security Agreement and the Debenture Patent and Trademark Security Agreement) pursuant to the Debenture Security Agreement, the Debenture General Collateral Security Agreement, the Debenture Patent and Trademark Security Agreement and the exercise of the rights granted to the secured parties (including, without limitation, the disposition of the Collateral), do not require the consent, authorization or approval of any governmental authority, including without limitation, the Food and Drug Administration.

(f)                                    Delivery of SEC Filings; Business.  The Company has provided the Holders with copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (the “2001 10-K”), and all other reports filed by the Company pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”) since the filing of the 2001 10-K and prior to the date hereof (all of the foregoing and all exhibits included therein and financial statements thereto and documents incorporated by reference therein collectively, being referred to herein as the “SEC Filings”).  The SEC Filings are the only filings required of the Company pursuant to the Exchange Act for such period.  The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

(g)                                 Use of Proceeds.  The proceeds from the sale of the Notes hereunder shall be used by the Company for working capital and general corporate purposes.

(h)                                 No Material Adverse Effect.  Since June 30, 2001, except as set forth on Schedule 2(h) and as identified and described in the SEC Filings, there has not been:

(1)                                  any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 2001 10-K, except for (A) changes described on Schedule 2(h) and (B) changes in the ordinary course of business, in each case which have not and could not reasonably be expected to have a Material Adverse Effect (as defined herein), individually or in the aggregate;

(2)                                  any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(3)                                  any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(4)                                  any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(5)                                  any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(6)                                  any change or amendment to the Company’s Certificate of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(7)                                  any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(8)                                  any transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(9)                                  the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(10)                            the loss or threatened loss of any customer which has had or could reasonably be expected to have a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its subsidiaries taken as a whole or (ii) on the ability of the Company to perform its obligations under the Transaction Documents (collectively, a “Material Adverse Effect”); or

(11)                            any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

(i)                                     SEC Filings.

(1)               At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(2)               During the preceding three years, each registration statement and any amendment thereto filed by the Company pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(j)                                     No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Notes, the Warrants, the Conversion Shares, the Payment Shares, the Warrant Shares, the granting of the security interests pursuant to the Security Agreement, the General Collateral Security Agreement and the Patent and Trademark Security Agreement and the exercise of the rights granted to the Holders therein do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation under (i) the Certificate of Incorporation or the By-laws, both as in effect on the date hereof (copies of which have been provided to the Holders before the date hereof), or (ii) (a) any statute, rule, regulation or order of any governmental agency or body (including without limitation, the Sarbanes-Oxley Act of 2002) or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) upon receipt of the consents set forth on Schedule 2(e), any agreement, indenture, or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.  Neither the Company nor the Subsidiary is in violation of its Certificate of Incorporation, By-laws or other organizational documents and, except as provided in Schedule 2(j), neither the Company nor any Subsidiary is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any Subsidiary in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or Subsidiary is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect.  The businesses of the Company and the Subsidiaries are not being conducted, and shall not be conducted so long as the Holders own the Note or the Warrants are owned by the original holders, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect.  Except as specifically contemplated by this Agreement, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, in each case in accordance with the terms hereof or thereof.

(k)                                  Tax Matters.  Except as provided in Schedule 2(k), the Company and each Subsidiary has timely prepared and filed all tax returns, reports and declarations required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s knowledge (as defined herein), any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole.  All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.  Neither the Company nor any of the Subsidiaries has executed a waiver with respect to the statute of limitations relating to the assessment or collection or any foreign, federal, state, provincial or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.

(l)                                     Title to Properties.  Except as disclosed in the SEC Filings and Schedule 2(1), the Company and each Subsidiary has good and marketable title in fee simple to all real properties and good and merchantable title to all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings and Schedule 2(1), the Company and each Subsidiary holds any leased real or personal property under valid, subsisting and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

(m)                               Certificates, Authorities and Permits.  The Company and each Subsidiary possess adequate certificates, authorities, licenses, approvals or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

(n)                                 No Labor Disputes.  No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent.

(o)                                 Intellectual Property.

(1)               All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable.  “Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, scientific, technical, and engineering data object and source codes, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) proprietary computer software (including but not limited to data, data bases and documentation).  No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s knowledge, no such action is threatened.  “Company’s knowledge” means the actual knowledge of the officers of the Company holding the title of vice president and above, after due inquiry.  No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(2)               All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party thereto, is in material violation or breach of any such License Agreement, and no action or failure to act by the Company or any of its Subsidiaries constitutes (with or without due notice or lapse of time or both) a material default by the Company or any of its Subsidiaries thereunder.

(3)               The Company has valid title and right to use all of the Intellectual Property that constitutes part of the Collateral (as defined in the Security Agreement, the General

Collateral Security Agreement and the Patent and Trademark Security Agreement).  The Subsidiaries do not have any right to or interest in the Collateral.

(4)               The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property necessary for the conduct of the Company’s and each of its Subsidiaries’ businesses substantially as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets.

(5)               Except as set forth on Schedule 2(o), the Intellectual Property reflected in the financial statements included in the SEC Filings as owned by the Company and its Subsidiaries that is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted is owned by them free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses.  The Company and its Subsidiaries have a valid and enforceable right to use all other Intellectual Property used or held for use in the respective businesses of the Company and its Subsidiaries.  The Company and its Subsidiaries have the right to use all of the owned and licensed Intellectual Property which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted in all jurisdictions in which they conduct their businesses.

(6)               The Company and each of its Subsidiaries have taken reasonable steps to maintain, police and protect the Intellectual Property which it owns and which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted, including the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. The conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe” or “Infringement”) any Intellectual Property rights of any third party, and, to the Company’s knowledge, the Intellectual Property rights of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being infringed by any third party, except to the extent such Infringements do not have a Material Adverse Effect.  There is no litigation or order pending or outstanding or, to the Company’s knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property owned by a third party. Neither the Company nor any of the Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company’s or its Subsidiaries’ ownership or right to use its Intellectual Property and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful.

(7)               The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property (including, without limitation, property used pursuant to License Agreements) which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(8)               All software owned by the Company or any of its Subsidiaries, and, to the Company’s knowledge, all software licensed from third parties by the Company or any of its Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

(9)               Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ confidential information or trade secrets to any third party.

(p)                                 Environmental Matters.  Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

(q)                                 Litigation.  Except as disclosed in the SEC Filings and the Disclosure Schedules, including Schedule 2(q), there are no pending actions, suits, proceedings, inquiries or investigations against or affecting the Company, its Subsidiaries or any of its or their properties or their respective directors or officers in their capacities as such. To the best knowledge of the Company, after reasonable investigation, there are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

(r)                                    Financial Statements.  The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act).  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 2(r), neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

(s)                                  Insurance Coverage.  The Company and each Subsidiary maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary.  No default or event has occurred that could give rise to a default under any such policy.

(t)                                    Brokers and Finders.  No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or the Holders for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(u)                                 No Directed Selling Efforts or General Solicitation.  Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of the Notes, the Conversion Shares or Payment Shares.

(v)                                 No Integrated Offering.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Notes, the Warrants, the Conversion Shares, the Payment Shares or the Warrant Shares under the Securities Act.

(w)                               Questionable Payments.  Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

(x)                                   Disclosures.  The information relating to or concerning the Company, set forth in this Agreement or provided to the Holders in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  None of the matters described on the Disclosure Schedules have had, or could reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate, except as described on the Disclosure Schedules.  No event or circumstance has occurred or exists with respect to the Company or the Subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company’s securities.

(y)                                 Transactions with Affiliates.  None of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or a Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, without regard to the dollar thresholds contained in such Item.

(z)                                   Acknowledgment Regarding Holders’ Purchase of the Securities.  The Company acknowledges and agrees that no Holder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and each Holder is “arms-length” and any statement made by any Holder or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Holder’s purchase of the Securities (as defined below) and has not been relied upon by the Company, its officers or directors in any way.  The Company further acknowledges that the Company’s decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

3.                                       Holders’ Representations.  In connection with the Holders’ acquisition of the Notes, the Holders represent to the Company the following:

(a)                                  Organization and Existence.  The Holders are validly existing corporations, limited partnerships or limited liability companies and have all requisite corporate, partnership or limited liability company power and authority to invest in the Notes, the Conversion Shares and the Payment Shares pursuant to this Agreement.

(b)                                 Authorization.  The execution, delivery and performance by the Holders of the Transaction Documents have been duly authorized and the Transaction Documents will each constitute the valid and legally binding obligation of the Holders, enforceable against the Holders in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c)                                  Purchase Entirely for Own Account.  The Notes, the Conversion Shares and the Payment Shares to be received by the Holders hereunder will be acquired for the Holders’ own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Holders has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act.  The Holders are not registered broker dealers or entities engaged in the business of being broker dealers.  Notwithstanding anything in this Section 3(c) to the contrary, by making the representations herein, the Holders do not agree to hold the Securities for any minimum or other specific term and reserve the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

(d)                                 Investment Experience.  The Holders acknowledge that they can bear the economic risk and complete loss of their investment in the Notes, the Conversion Shares and the Payment Shares and have such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of the investment contemplated hereby.

(e)                                  Disclosure of Information.  The Holders have had an opportunity to receive all additional information related to the Company requested and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the sale of the Notes, the Conversion Shares and the Payment Shares.  The Holders acknowledge receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Holders shall modify, amend or affect the Holders’ right to rely on the Company’s representations and warranties contained in this Agreement.

(f)                                    Restricted Securities.  The Holders acknowledge and understand that the Notes constitute, and that the Conversion Shares, if issued, will constitute “restricted securities” under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Holders further acknowledge and understand that the Company is under no obligation to register the Notes or, except as otherwise set forth in this Agreement, the Conversion Shares and the Payment Shares.  The Holders understand that the instrument evidencing the Notes shall be imprinted with a legend which prohibits the transfer of the Notes unless (i) they are registered, (ii) such registration is not required in the opinion of counsel satisfactory to the Company or (iii) they can be sold pursuant to Rule 144(k).

(g)                                 Legends.  It is understood that, if the Notes are converted, until the earlier of (i) registration for resale pursuant hereto or (ii) the time when the Conversion Shares (as defined in the Notes) may be sold pursuant to Rule 144(k), certificates evidencing the Conversion Shares may bear the following or any similar legend:

“The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

The Company agrees that it shall, immediately prior to a Registration Statement (as defined below) being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time a Registration Statement is effective, the transfer agent shall issue, in connection with the issuance of the Conversion Shares or Payment Shares, as applicable, certificates representing any such Conversion Shares or Payment Shares without the restrictive legend above, provided such Conversion Shares and Payment Shares are to be sold pursuant to the prospectus contained in the Registration Statement.  Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the Holders, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Note, Conversion Share or Payment Share (each a “Security” and collectively, the “Securities”) upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder); (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144.  In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to the Holders the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and the Holders shall cooperate in the replacement of such legend.  Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

(h)                                 Accredited Investor.  The Holders are accredited investors as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

(i)                                     No General Solicitation.  The Holders did not learn of the investment in the Notes or the Conversion Shares as a result of any public advertising or general solicitation.

(j)                                     Brokers and Finders.  No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or the Holders for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Holders.

(k)                                  Taxes.  The Holders understand that the Holders’ investment in the Company may result in tax consequences.  The Holders shall rely solely on the determinations of their tax advisors or their own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.

4.                                       Covenants.

(a)                                  Satisfaction of Conditions.  The Company shall satisfy each of the conditions described in Section 7 of this Agreement.

(b)                                 Form D; Blue Sky Laws.  The Company shall file with the Securities and Exchange Commission a Form D with respect to the Securities and Warrants as required under Regulation D and provide a copy thereof to the Holders promptly after such filing.  The Company shall, on or before the time of Closing and any Subsequent Closing, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Holders pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Holders on or prior to the time of Closing and any Subsequent Closing.  Within two (2) business days after the time of Closing, the Company shall file a Form 8-K concerning this Agreement and the transactions contemplated hereby, which filing shall contain all material information relating to the Company and the transactions entered into herewith.

(c)                                  Reporting Status.  So long as any Holder beneficially owns any of the Securities and Warrants, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  In addition, the Company shall take all actions necessary to meet the “registrant eligibility” requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

(d)                                 Use of Proceeds.  The Company shall have used the proceeds from the sale of the Notes as set forth in Schedule 4(d).

(e)                                  Expenses.  The Company shall pay to the Holders at the Closing and any Subsequent Closing, reimbursement for all expenses reasonably incurred by the Holders and their affiliates and advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, the Holders and their affiliates and advisors’ reasonable due diligence and attorneys’ fees and expenses (the “Expenses”); provided, however, that the Holders shall be permitted to deduct all Expenses from the Purchase Price payable by the Holders hereunder. In addition, from time to time thereafter, upon the written request of a Holder, the Company shall pay to such Holder such additional Expenses, if any, not covered by such payment, in each case to the extent reasonably incurred by the Holders or their affiliates or agents in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements executed in connection herewith.  Notwithstanding anything to the contrary in this subsection (e), the Company shall not be required to pay any Expenses in excess of $90,625, excluding however, any Expenses incurred in connection with any Subsequent Closing.

(f)                                    Financial Information.  The Company shall send (via electronic transmission or otherwise) the following reports to the Holders until the Holders transfer, assign or sell all of their Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

(g)                                 Reservation of Shares.  The Company currently has authorized and reserved for the purpose of issuance 17,142,857 shares of Common Stock to provide for the full conversion of the Notes and issuance of the Conversion Shares in connection therewith, such number of shares of Common Stock to provide for the issuance of the payment of interest on the Notes and the issuance of Payment Shares in connection therewith, such number of shares of Common Stock to provide for the full exercise of the Warrants and issuance of the Warrant Shares in connection therewith and as otherwise required by the Notes and Warrants (collectively, the “Issuance Obligations”).  In the event such number of shares becomes insufficient to satisfy the Issuance Obligations, the Company shall take all necessary action to authorize and reserve such additional shares of Common Stock necessary to satisfy the Issuance Obligations.

(h)                                 Listing.  The Company will use its best efforts to continue the listing and trading of its Common Stock on the OTC Electronic Bulletin Board (the “Bulletin Board”) or on the NASDAQ National Market (“NNM”), the Nasdaq Smallcap Market (the “Smallcap Market”) the New York Stock Exchange (“NYSE”) or the American Stock Exchange (“AMEX”) and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the “NASD”), such exchanges, or such electronic system, as applicable.  The Company shall promptly provide to the Holders copies of any notices it receives regarding the continued eligibility of the Common Stock for trading in a market over the counter or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

(i)                                     No Integrated Offerings.  The Company shall not make any offers or sales of any security (other than the Securities and the Warrants) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

(j)                                     Legal Compliance.  The Company shall conduct its business and the business of the Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

(k)                                  Redemptions and Dividends.  So long as any Holder beneficially owns any Notes, the Company shall not, without first obtaining the written approval of the Holders, repurchase, redeem, or declare or pay any cash dividend or distribution on, or otherwise prepay on account of, any shares of capital stock or other outstanding indebtedness of the Company, except for the prepayments contemplated in the Debenture Waiver and Consent, which prepayments are expressly permitted herby and consented to by the Holders.

(l)                                     Stockholder Approval.  If the Company is prohibited by Rule 4350 of the NASD or any successor or similar rule, or the rules of any other securities exchange or electronic trading system on which the Common Stock is then listed or traded from issuing all of the shares of Common Stock issuable upon complete conversion of the Notes (without giving effect to the limitations on conversion and exercise contained in Section 3(h) and Section 4 of the Notes, the Company shall call a meeting of its stockholders to be held as provided for in Section 4 of the Notes for the purpose of voting upon and approving the issuance of the Notes, and the issuance of the Conversion Shares and Payment Shares upon conversion of or otherwise pursuant to the Notes.  The Company shall, through its Board of Directors, recommend to its stockholders approval of such matters.  The Company shall use its best efforts to solicit from its stockholders proxies in favor of such matters sufficient to comply with all relevant legal requirements, including, without limitation Rule 4350 promulgated by the NASD, and shall vote such proxies in favor of such matters.  In the event that the Company is required to obtain such approval and such approval is not obtained, the Company shall pay a cash payment to the Holders in an amount equal to 120% of each Holder’s contribution to the Purchase Price.

(m)                               Sale or License of Imagent.  The Company agrees to promptly commence efforts to, and as soon as practicable but in no event later than December 31, 2002, to sell or license the Imagent product and all derivations, improvements thereon, products and processes for no less than six million dollars in net proceeds to the Company.

(n)                                 Operating Expenses.  The Company agrees that following the time of Closing, the Company will continue to reduce its Operating Expenses (as defined below) to levels that SDS Merchant Fund, L.P., or any affiliate thereof, determines to be prudent taking into account the Company’s then revenues and profitability or prospects for same and to the extent that the Company is required pursuant to this Section 4(n) to reduce Operating Expenses in any material amount, it will immediately issue a press release and file with the SEC a Form 8-K disclosing such information.

“Operating Expenses” shall include without limitation, expenses for compensation, employee benefit plans, capital expenditures, lease expenditures, research and development costs, product development and marketing costs and commitments, interest expense, and other general administrative expenses.

(o)                                 Prior Registration Statements.  The Company hereby represents and warrants that the following registration statements are effective under the Securities Act: any registration statement issued in connection with that certain Securities Purchase Agreement, dated as of August

22, 2000 among the Company and the signatories thereto, and any registration statement issued in connection with that certain Purchase Agreement, made as of the 30th day of October 2001 by and among the Company and the signatories thereto (the “Prior Registration Statements”).  The Company shall take all actions necessary to maintain the effectiveness of the Prior Registration Statements under the Securities Act.

(p)                                 Filing of Prospectus.  Within four calendar days of the date of Closing and any Subsequent Closing, if required by law in the reasonable opinion of counsel to any Holder, the Company shall file with the SEC a prospectus supplement pursuant to Rule 424(b) promulgated under the Securities Act, to the extent necessary to reflect the transactions contemplated by this Agreement.

(q)                                 Consents.  The Company covenants and agrees with the Holders that it shall obtain the consents set forth in items 7, 8 and 9 on Schedule 2(e) within five business days as of the date hereof.

(r)                                    Waiver of Third Party Registration Rights.  The Company covenants and agrees with the Holders that it will, within five (5) business days of the date of Closing, obtain from any and all third parties that have piggyback registration rights with respect to the Company’s securities, waivers of such rights with respect to any registration statement filed as contemplated by this Agreement and the Transaction Documents.

5.                                       Transfer Agent Instructions.

(a)                                  The Company shall instruct its transfer agent to issue certificates, registered in the name of each Holder or its nominee, for the Conversion Shares and the Payment Shares in such amounts as specified from time to time by the Holders to the Company upon conversion of the Notes or issuance of Payment Shares, as applicable.

(b)                                 The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 3(f) hereof in the case of the transfer of the Conversion Shares or Payment Shares prior to registration of the Conversion Shares and Payment Shares under the Securities Act or without an exemption therefrom, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

(c)                                  If the Holders provide the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or the Holders provide the Company with reasonable assurances that such Securities may be sold under Rule 144, the Company shall permit the transfer and, in the case of the Conversion Shares and Payment Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Holders.

6.                                       Conditions to the Company’s Obligation to Sell.

(a)                                  The obligation of the Company hereunder to issue and sell the Notes to the Holders is subject to the satisfaction, at or before the Closing and any Subsequent Closing, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(1)               The Holders shall have delivered the Purchase Price in accordance with Section 1 above.

(2)               No statue, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.                                       Conditions to the Holders Obligations to Purchase.

(a)                                  The obligation of the Holders hereunder to purchase the Notes from the Company is subject to the satisfaction, at or before the time of Closing and any Subsequent Closing, of each of the following conditions, provided that such conditions are for each Holder’s sole benefit and may be waived by each Holder at any time in such Holder’s sole discretion:

(1)               The Company shall have executed this Agreement, the other Transaction Documents and delivered executed original copies of the same to each Holder.  All filings deemed reasonably necessary on the part of the Holders to properly perfect a first lien security interest in the Company’s assets, all as more particularly described in the Security Agreement, the General Collateral Security Agreement and the Patent and Trademark Security Agreement, shall have been made and all fees payable, if any, in connection therewith shall have been paid by the Company.

(2)               The Company shall have delivered to each Holder duly executed Notes (each in such denominations as such Holder shall request) in accordance with Section 1 above.

(3)               The Common Stock shall continue to be traded on the NNM or Bulletin Board and trading in the Company’s common stock (or on the NNM or Bulletin Board generally) shall not have been suspended by the SEC or any other governing body of such NNM or Bulletin Board market.

(4)               The representations and warranties of the Company shall be true and correct as of the date when made and as of the time of Closing and any Subsequent Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the time of Closing and any Subsequent Closing.  The Holders shall have received a certificate, executed by the Chief Operating Officer of the Company after reasonable investigation, dated as of the time of Closing and any Subsequent Closing to the foregoing effect and as to such other matters as may reasonably be requested by the Holders.

(5)               No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(6)               The Holders shall have received an opinion of the Company’s counsel, dated as of the date of Closing and any Subsequent Closing, in form, scope and substance reasonably satisfactory to the Holders and in substantially the form of Exhibit E attached hereto.

(7)               There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, since the date hereof, and no information, of which the Holders are not currently aware, shall come to the attention of the Holders that is materially adverse to the Company.

(8)               The Holders shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing and any Subsequent Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby, certified as such by the Secretary or Assistant Secretary of the Company, and such other documents they reasonably request in connection with the Closing and any Subsequent Closing.

(9)               The Company shall deliver the Warrants to the holders of the Company’s 5% Convertible Debentures due February 11, 2004 and the Company’s 5% Convertible Debentures due August 22, 2004 (collectively, the “Existing Convertible Debt”).

(10)         The holders of at least 75% of the principal amount outstanding under the Existing Convertible Debt shall execute an instrument, in form and substance satisfactory to the Holders, to the effect that, among other things, all holders of instruments evidencing the Existing Convertible Debt to waive their right to a downward adjustment of the applicable conversion price for which the Existing Convertible Debt are presently convertible into Common Stock as a result of the transactions contemplated by this Agreement; provided however such waiver shall not apply to any Holder with respect to an amount outstanding under Existing Convertible Debt held by such Holder equal to the Purchase Price paid by such Holder.

(11)         All outstanding warrants issued on or after October 30, 2001 (but excluding the Warrants) to purchase Common Stock (the “Old Warrants”), shall be adjusted to provide for an exercise price equal to the Conversion Price and to provide that the Company may repurchase the Old Warrants at a price equal to 200% of the then applicable exercise price per Old Warrant.

(12)         The Company shall obtain an instrument in form and substance acceptable to the Holders, to the effect that the holders of Existing Convertible Debt, shall waive any right to accelerate the maturity of the Existing Convertible Debt on the account of a default in payment or performance of the Existing Convertible Debt as of the date of the Closing until January 31, 2003 and any future right to accelerate the maturity of the Existing Convertible Debt on the account of the Common Stock no longer being eligible for trading on the NNM and such other terms and conditions as the Holders may request.

(13)         The Company shall obtain an instrument in form and substance acceptable to the Holders, to the effect that the parties to that certain purchase agreement made as of the 30th day of October, 2001 (the “Common Stock Purchase Agreement”), shall waive their rights under Section 7.10 (Purchase Price Adjustment) of the Common Stock Purchase Agreement triggered as a result of the transactions contemplated by this Agreement, including the issuance of the Notes and the Warrants.

(14)         The Company shall obtain an instrument in form and substance acceptable to the Holders, to the effect that all holders of any instrument evidencing outstanding indebtedness of the Company under any Bridge Note (as defined below) acknowledge and agree that the issuance of the Notes shall not be counted towards the $5,000,000 financing amount referred to in Section 1(b)(ii) of any Bridge Note, which provides that the Company’s obligation to make payment matures on the date on which the Company completes and receives the proceeds from a financing with aggregate gross proceeds of at least $5,000,000.  Bridge Note shall mean each of the Secured Promissory Note issued to Xmark Fund, Ltd., dated July 23, 2002, the Secured Promissory Note issued to Xmark Fund, L.P., dated July 23, 2002, the Secured Promissory Note issued to Xmark Fund, L.P., dated August 7, 2002, and the Secured Promissory Note, issued to Xmark Fund, Ltd., dated August 7, 2002.

(15)         The Company shall deliver evidence satisfactory to the Holders that the instruments evidencing the Warrants have been cancelled.

8.                                       Registration of Conversion Shares.

(a)                                  Demand Registration.  At any time, Holders of the principal amount of the Notes then outstanding constituting at least twenty five percent (25%) of the Notes outstanding at such time may request registration (a “Demand Registration”) under the Securities Act of all or part of their Conversion Shares, Warrant Shares and such number of Payment Shares as the Holders shall request on a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Conversion Shares of the Company under the Securities Act relating to the Conversion Shares) (a “Registration Statement”).  Each request for registration (a “Demand Notice”) shall specify the number of Conversion Shares requested to be registered; provided, however, that such request shall be for not less than such number of shares of Conversion Shares comprising at least 20% of the then issued and outstanding Conversion Shares.  Within ten (10) days after receipt a Demand Notice, the Company will give written notice of such Demand Registration to all Holders and holders of the Warrants, subject to the terms of Section 4(d), will include in such registration all Conversion Shares and Warrant Shares with respect to which the Company has received written requests from Holders or holders of the Warrants for inclusion therein within fifteen (15) business days after the receipt of the Company’s notice.

(b)                                 Piggyback Registration.  Whenever the Company proposes to register any of its securities (a “Piggyback Registration”) under the Securities Act, the Company will give prompt written notice to the Holder, the holders of the Other Notes and the holders of the Warrants of its intention to effect such a registration and, subject to the terms of Section 8(d) and (e) below, will include in such registration the Conversion Shares and the Warrant Shares; provided, however, that the Company has received a written request from the Holder for inclusion in such registration within fifteen (15) days after the receipt of the Company’s notice.  If the Company fails to receive a written request from the Holder within fifteen (15) days after the receipt of the Company’s notice, then the Company shall have no obligation to include the Conversion Shares in the offering.

(c)                                  Limitations on Piggyback Registration.  Section 8(b) hereof shall not apply to a registration effected solely to offer securities for sale pursuant to, or in connection with, (i) an employee benefit plan or (ii) a transaction subject to Rule 145 under the Securities Act or in an exchange offer registered on Form S-4 or any successor form to Form S-4, or to any registration on a form which does not permit inclusion of the Conversion Shares pursuant to the SEC’s rules or practice.

(d)                                 Restrictions on Piggyback Registration.  If: (A) the Holder requests registration of the Conversion Shares and the Warrant Shares pursuant to Section 8(b) above; (B) the offering proposed to be made is to be an underwritten public offering; and (C) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum number of shares of Common Stock (as specified in such opinion) which can be marketed at a price reasonably related to the current market value of such Common Stock and without otherwise materially and adversely affecting such offering (the “Underwriter Maximum”), then the rights of the Holder to participate in such offering shall be in the following order of priority: (X) first, the Company shall be entitled to participate; (Y) second, the number of shares of securities requested to be included therein, up to the Underwriter Maximum (after taking into account the number of shares to be sold pursuant to clause (X)) allocated pro rata among the Holder and the holders of the Other Notes on the basis of the number of Conversion Shares owned by such Holders; and (Z) third, other securities requested to be included in such registration up to the Underwriter Maximum (after taking into account the securities and Conversion Shares to be sold pursuant to clauses (X) and (Y)).  The Company shall not be required to include any of the securities of a Holder in such offering unless such Holder agrees to the terms of the underwriting agreed to between the Company and the underwriter or underwriters selected by the Company.

(e)                                  Company Obligations.  In connection with the registration of the Conversion Shares and Payment Shares, the Company shall:

(i)                                     Use its best efforts to cause the Registration Statement to become effective as promptly as possible after the date it is required to be filed with the SEC, and to remain continuously effective for a period that will terminate upon the earlier of (A) the date on which all Conversion Shares, Warrant Shares and Payment Shares, as applicable, covered by such Registration Statement as amended from time to time, have been sold by the Holders, and (B) the date on which all Conversion Shares, covered by such Registration Statement may be sold pursuant to Rule 144(k) of the Securities Act (the “Registration Period”).  The Company shall submit to the SEC, within two (2) days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.  The Company shall notify the Holder of the effectiveness of the Registration Statement on the date the Registration Statement has been declared effective.

(ii)                                  Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and prospectus as may be necessary to keep such Registration Statement effective, and such prospectus current, at all times during the Registration Period (other than during any Blackout Period (as defined below) during which the provisions of Section 8(e)(vii)(A) below are applicable), and, during the Registration Period, comply with the provisions of the Securities Act applicable to the Company in order to permit the disposition by the Holder of all of its Conversion Shares, Warrant Shares and Payment Shares covered by such Registration Statement.

(iii)                               Provide a copy to and permit the Holders and legal counsel designated by a majority of the Holders to review and have a reasonable opportunity to comment on the Registration Statement, preliminary prospectus and prospectus and all amendments and supplements thereto no fewer than five (5) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects.

(iv)                              Furnish to the Holders and their legal counsel promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) business days after the filing date, receipt date or sending date, as the case may be), one copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment).

(v)                                 Furnish to the Holder the Registration Statement and any amendment thereto, each related prospectus and each amendment or supplement thereto and such number of copies of each prospectus and all amendments and supplements thereto and such other documents, as the Holder may reasonably request in order to facilitate the disposition of the Conversion Shares, Warrant Shares and Payment Shares owned by the Holder.

(vi)                              Subject to Section 8(e)(vii) below, use its best efforts (A) to register and qualify the Conversion Shares, Warrant Shares and Payment Shares covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as the Holder reasonably requests, (B) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (C) to take all other actions reasonably necessary or advisable to qualify the Conversion Shares, Warrant Shares and Payment Shares for sale by the Holder in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (X) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(e)(vi), (Y) to subject itself to general taxation in any such jurisdiction, or (Z) to file a general consent to service of process in any such jurisdiction.

(vii)                           (A) As promptly as practicable after becoming aware of any event or circumstance (1) as a result of which the prospectus relating to the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (2) which requires the Company to amend or supplement the Registration Statement due to the receipt from the Holders or any other selling stockholder named in the related prospectus of new or additional information about the Holders or selling stockholder or its intended plan of distribution of its Conversion Shares or other securities covered by the Registration Statement, the Company shall notify the Holders and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement and the related prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to the Holders as it may reasonably request.  “Blackout Period” shall mean the twenty (20) day period commencing the day the Company notifies the Holders pursuant to this Section 8(e)(vii)(A).

(B) Notwithstanding Section 8(e)(vii)(A) above, if at any time the Company notifies the Holders as contemplated by Section 8(e)(vii)(A) the Company also notifies the Holders that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC effective date for the Registration Statement and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; and provided further, however, that no Blackout Period may commence sooner than sixty (60) days after the end of another Blackout Period and not more than one Blackout Period may occur during any one year period, provided that the Company shall use its best efforts to cause such Registration Statement to be amended and declared effective as soon as possible following expiration of the Blackout Period.

(viii)                        Use best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment.

(ix)                                As promptly as practicable after becoming aware of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement notify the Holder at the earliest possible time.

(x)                                   Make available for inspection by the Holder and any advisor to or representative of the Holder, at the Holder’s sole expense, all records as shall be reasonably necessary to enable the Holder to exercise its due diligence responsibility and cause the Company’s officers, directors and employees to supply all information which the Holders or such advisor to or representative of the Holder may reasonably request for purposes of such due diligence; provided, however, that the Holder shall hold in confidence and shall not make any disclosure of any record or other information which the Company determines in good faith to be confidential, and of which determination the Holder is so notified, unless (A) the disclosure of such record is necessary to avoid or correct a misstatement or omission in the Registration Statement and a reasonable time prior to such disclosure the Holder shall have informed the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement or omission, (B) the release of such record is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (C) the information in such record has been made generally available to the public other than by disclosure in violation of this or any other agreement.  The Company shall not be required to disclose any confidential information in such records to any advisor to or representative of the Holder until and unless such advisor or representative shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this Section 8(e)(x), which agreement shall permit such advisor or representative to disclose records to the Holder who has retained such advisor or representative.  The Holder agrees that it shall, upon learning that disclosure of such records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the records deemed confidential.  The Company shall hold in confidence and shall not make any disclosure of information concerning the Holder provided to the Company pursuant to this Section 8 unless (W) the disclosure of such information is necessary to comply with federal or state securities laws, (X) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (Y) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (Z) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement.  The Company agrees that it shall, upon learning that disclosure of such information concerning the Holders is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Holders and allow it, at its own expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(xi)                                Use its best efforts to cause the Conversion Shares, the Warrant Shares and the Payment Shares covered by the Registration Statement to be listed on such securities exchange, interdealer quotation system or other market on which securities of the same class or series issued by the Company are then listed or traded no later than the SEC effective date.

(xii)                             Provide a transfer agent and registrar, which may be a single entity, for the Conversion Shares, the Warrant Shares and the Payment Shares at all times.

(xiii)                          Cooperate with the Holder to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Conversion Shares, the Warrant Shares and the Payment Shares to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the Holder may reasonably request and registered in such names as the Holder may request; and, not later than the applicable SEC effective date, the Company shall deliver to the transfer agent all documents needed to ensure that the Holder may transfer its Conversion Shares, the Warrant Shares and the Payment Shares in accordance with the Registration Statement.

(xiv)                         During the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the holder to sell the Conversion Shares, the Warrant Shares and the Payment Shares by reason of the limitations set forth in Regulation M under the Exchange Act.

(xv)                            Take all other reasonable actions necessary to expedite and facilitate disposition by the holder of the Conversion Shares, the Warrant Shares and the Payment Shares pursuant to the Registration Statement relating thereto.

(xvi)                         The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

(xvii)                      At the request of any Holder, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

(xviii)                   From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities which are not Conversion Shares, Warrant Shares or Payment Shares in the Registration Statement under Section 8 hereof or any amendment or supplement thereto without the consent of the Holders of a majority in interest of the Conversion Shares.

(f)                                    Holder Obligations.  In connection with the registration of the Conversion Shares and the Payment Shares, the Holder shall have the following obligations:

(i)                                     It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Section 8 with respect to the Conversion Shares that the Holder shall furnish to the Company the information reasonably and customarily requested by the Company necessary to complete the Registration Statement (the “Required Information”).  At least ten (10) days prior to the anticipated filing date of the Registration Statement, the Company shall notify the Holder of the Required Information needed by the Company.  If at least four (4) days prior to the SEC filing date for the Registration Statement the Company has not received the Required Information from the Holder, the Company shall so notify the Holder at least three (3) days prior to the SEC filing date for the Registration Statement and if at least two (2) days prior to the SEC filing date for the Registration Statement the Company still has not received the Required Information from the Holder, then the Company need not file the Registration Statement; provided, however, that nothing herein shall constitute a waiver of the requirements of this Section 8.

(ii)                                  The Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing hereunder of the Registration Statement, unless the Holder has notified the Company in writing of its election to exclude all of its Conversion Shares, Warrant Shares and the Payment Shares from registration.

(iii)                               In connection with any sale of the Conversion Shares or the Payment Shares which is made by the Holder pursuant to the Registration Statement relating thereto (A) if such sale is made through the Holder’s broker, the Holder shall instruct such broker to deliver the applicable prospectus to the purchaser (or the broker therefor) in connection with such sale and shall supply copies of such prospectus to such broker; (B) if such sale is made in a transaction directly with a Holder and not through the facilities of any securities exchange or market, the Holder shall deliver, or cause to be delivered, the applicable prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and (B), the Holder shall otherwise use its reasonable best efforts to comply with the prospectus delivery requirements of the Securities Act applicable to such sale.

(g)                                 Rule 144.  With a view to making available to the Holder the benefits of Rule 144 of the Securities Act, the Company agrees:

(i)                                     Furnish Information.  So long as the Holder own Conversion Shares, Warrant Shares or the Payment Shares, promptly upon request, to furnish to the Holder such information as may be necessary and otherwise reasonably requested to cooperate with the Holder to permit it to sell the Conversion Shares, Warrant Shares and the Payment Shares pursuant to Rule 144 without registration and to comply with all filing requirements pursuant to the Exchange Act.

(ii)                                  Furnish Information if Exchange Act Filings Not Required.  If at any time the Company is not required to file reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, to use its best efforts to, upon the request of the Holder, to make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Conversion Shares, the Warrant Shares or the Payment Shares in accordance with Rule 15c2-11 under the Exchange Act.

(h)                                 Indemnification.

(i)                                     Indemnification by the Company.  The Company will indemnify and hold harmless the Holder and its officers, directors, partners, members, employees and agents, successors and assigns, and each other person, if any, who controls the Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, officer, director, partner, member, employee, agent, successors and assigns or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (B) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Conversion Shares, the Warrant Shares and the Payment Shares under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (C) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (D) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (E) any failure to register or qualify the Conversion Shares, the Warrant Shares or the Payment Shares included in the Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Holder’s behalf (the undertaking of any underwriter chosen by the Company being attributed to the Company) and will reimburse the Holder, and each such officer, director, partner, member, employee or agent and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder or any such controlling person in writing expressly for use in the Registration Statement or prospectus.

(ii)                                  Indemnification by the Holder.  In connection with any registration pursuant to the terms of this Section 8, the Holder will furnish to the Company in writing such information as the Company reasonably requests concerning the Conversion Shares, the Warrant

Shares and the Payment Shares or the proposed manner of distribution for use in connection with the Registration Statement or prospectus and agrees, severally, but not jointly to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by the Holder to the Company expressly for inclusion in the Registration Statement or prospectus or amendment or supplement thereto.  In no event shall the aggregate liabilities of the Holder pursuant to this Section 8(h)(ii) be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by the Holder upon the sale of the Conversion Shares included in the Registration Statement giving rise to such indemnification obligation.

(iii)                               Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (A) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (B) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (Z) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  Except in the case of Section 8(k)(ii) above, it is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party shall consent to any settlement without the consent of the indemnifying party which shall not be unreasonably withheld or delayed.

(iv)                              Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (i) and (ii) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the aggregate contribution obligation of a holder of the Conversion Shares (together with any such indemnification obligation of such Holder hereunder) be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Conversion Shares or the Payment Shares giving rise to such contribution obligation.

(i)                                     Payment of Registration Expenses.  The Company shall pay all fees and expenses incurred in connection with the filing of any and all Registration Statements with the SEC pursuant to this Section 8, provided, however, the Company shall not be required to pay any expenses incurred by a Holder in connection with the review by such Holder’s counsel of any Registration Statement.

9.                                       Security Agreements.  As security for its performance of its obligation under the Notes, the Company shall grant a priority security interest in certain assets of the Company, as set forth in the Security Agreement in the form attached as Exhibit B hereto, the General Collateral Security Agreement in the form attached as Exhibit C hereto and the Patent and Trademark Security Agreement in the form attached as Exhibit D hereto.

10.                                 Collateral Agency Provisions.

(a)                                  Appointment of Collateral Agent.  The Holders hereby appoint SDS Merchant Fund, LP, to act as collateral agent (the “Collateral Agent”) and SDS Merchant Fund, LP, agrees to act as Collateral Agent for the Holders, as contemplated herein and in the Security Agreement, the General Collateral Security Agreement, the Patent and Trademark Security Agreement, Xmark Intercreditor Agreement, the Intercreditor Agreement and any other document securing the Notes (collectively, the “Collateral Documents”).

(b)                                 Collateral Agent Authorized to Enter into Collateral Documents.  Each of the Holders authorizes the Collateral Agent to enter into the Collateral Documents on its behalf.

(c)                                  Amendment to Collateral Documents.  The Holders holding a majority of the total outstanding principal balance of the Notes (the “Required Holders”) shall have the right to direct the Collateral Agent, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of any Collateral Document and to release any Collateral (as defined in the Collateral Documents) from any lien or security interest held by the Collateral

Agent; provided, however, that (i) no such direction shall require the Collateral Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Collateral Agent) is intended to benefit the Collateral Agent, (ii) the Collateral Agent shall have the right to decline to follow any such direction if the Collateral Agent shall determine in good faith that the directed action is not permitted by the terms of any Collateral Document or may not lawfully be taken and (iii) no such direction shall waive or  modify any provision of any Collateral Document the waiver or modification of which requires the consent of all Holders unless all Holders consent thereto. The Collateral Agent may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with any of the Collateral Documents.

(d)                                 Duties of Collateral Agent.

(i)                                     Powers.  The Collateral Agent shall have and may exercise such powers under the Collateral Documents as are specifically delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Collateral Agent shall not have any implied duties or any obligations to take any action under the Collateral Documents except any action specifically provided by the Collateral Documents to be taken by the Collateral Agent.

(ii)                                  Reliance on Instructions of Required Holders.  The Collateral Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders and such instructions shall be binding upon all the Holders; provided that the Collateral Agent shall not be required to take any action which the Collateral Agent in good faith believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Collateral Documents and applicable law.

(iii)                               Action Without Instructions After Event of Default.  Absent written instructions from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Collateral Agent may take, but shall have no obligation to take, any and all actions under the Collateral Documents or any of them or otherwise as it shall deem to be in the best interests of the Holders; provided, however, that in the absence of written instructions from the Required Holders, the Collateral Agent shall not exercise remedies available to it under any Collateral Document with respect to the Collateral or any part thereof (other than preserving, collecting and protecting the Collateral and the proceeds thereof).

(iv)                              Independent Right of Each Holder to Instruct Collateral Agent.  The right of each Holder to instruct the Collateral Agent is the separate and individual property of such Holder and may be exercised as such Holder sees fit in its sole discretion and with no liability to any other such Holder for the exercise or non-exercise thereof.  Without limiting the foregoing, the Required Holders shall not be liable under any circumstances to any other Holder for any action taken or omitted to be taken hereunder by the Collateral Agent upon written instructions from the Required Holders.

(v)                                 Relationship Between Collateral Agent and Holders.  The relationship between the Collateral Agent and the Holders is and shall be only to the extent explicitly provided for herein that of agent and principal and nothing herein contained shall be construed to constitute the Collateral Agent a trustee for any Holder or to impose on the Collateral Agent duties and obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, neither the Collateral Agent nor any of its directors, officers, employees, partners or agents shall:

(1)                                  be responsible to the other Holders for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, perfection, effectiveness or enforceability of, the Collateral Documents (it being expressly understood that any determination of the foregoing is the responsibility of each Holder),

(2)                                  be responsible to the other Holders for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any security interest in the Collateral (it being expressly understood that any determination of the foregoing is the responsibility of each Holder),

(3)                                  be under any duty to inquire into or pass upon  any of  the foregoing matters, or to make any inquiry concerning the performance by any person or entity of its or their obligations under any Collateral Document (it being expressly understood that any determination of the foregoing is the responsibility of each Holder),

(4)                                  be deemed to have knowledge of the occurrence of an Event of Default, or any event, condition or circumstance the occurrence of which would, with the giving of notice or the passage of time or both, constitute an Event of Default,

(5)                                  be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located regardless of the cause thereof unless the same shall happen solely through the gross negligence or willful misconduct of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction,

(6)                                  have any liability for any error or omission or action or failure to act of any kind made in the settlement, collection or payment in connection with any of the Collateral Documents or any of the Collateral or any instrument received in payment therefor or for any damage resulting therefrom other than as a sole result of its own gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, or

(7)                                  in any event, be liable as such for any action taken or omitted by it, absent, in each case described in this subsection, its gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

(e)                                  Standard of Care.  Each Holder agrees with all other Holders and the Collateral Agent that nothing contained in this Agreement shall be construed to give rise to, nor shall such Holder have, any claims whatsoever against the Collateral Agent on account of any act or omission to act in connection with the exercise of any right or remedy of the Collateral Agent with respect to the Collateral Documents or the Collateral in the absence of gross negligence or willful misconduct of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

(f)                                    Collateral In Possession of Collateral Agent.  The Collateral Agent shall be at liberty to place any of the Collateral, this Agreement, the Collateral Documents and any other instruments, documents or deeds delivered to it pursuant to or in connection with any of such documents in any safe deposit box, safe or receptacle selected by it or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and the Collateral Agent shall not be responsible for any loss thereby incurred unless such loss is solely the result of the Collateral Agent’s gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.  The Agent’s books and records shall at all times show that the Collateral is held by the Agent subject to the pledge and lien of the Collateral Documents.

(g)                                 Agents, Officers and Employees of Collateral Agent.  The Collateral Agent may execute any of its duties under the Collateral Documents by or through its agents, officers or employees. Neither the Collateral Agent nor any of its agents, officers or employees shall be liable for any action taken or omitted to be taken by it or them in good faith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss unless any of the foregoing shall happen through its or their gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

(h)                                 Appointment of Co-Agent.  Whenever the Collateral Agent shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to the Collateral or the Collateral Documents, or in the event that the Collateral Agent shall have been requested to do so by or on behalf of the Required Holders, the Collateral Agent shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or proper to constitute a bank or trust company , or one or more other persons or entities approved by the Collateral Agent, either to act as co-agent or co-agents with respect to all or any part of the Collateral or  with respect to the Collateral Documents, jointly with the Collateral Agent or any successor or successors, or to act as separate agent  or agents of any such property, in any such case with such powers as may be provided in such supplemental agreement, and to vest in such bank, trust company or other persons or entities as such co-agent or separate agent, as the case may be, any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Required Holders or the Collateral Agent.

(i)                                     Reliance on Certain Documents.  The Collateral Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or entity, and with respect to all legal matters shall be entitled to rely on the advice of legal advisors selected by it concerning all matters relating to the Collateral Documents and its duties hereunder and thereunder and otherwise shall rely on such experts as it deems necessary or desirable, and shall not be liable to any Holder or any other person or entity  for the consequences of such reliance.

(j)                                     Collateral Agent May Have Separate Relationship with Parties.  The Collateral Agent (or any affiliate of the Collateral Agent) may, notwithstanding the fact that it is the Collateral Agent, act as a lender to the Company and lend money to, and generally engage in any kind of business with such party in the same manner and to the same effect as though it were not the Collateral Agent; and such business shall not constitute a breach of any obligation of the Collateral Agent to the other Holders.

(k)                                  Indemnification of Collateral Agent.  The Company (and, to the extent that the Company fails to do so, each of the Holders, ratably on the basis of the respective principal amounts of the Notes outstanding at the time of the occurrence giving rise to the below liabilities, losses, etc.), agrees to indemnify the Collateral Agent for any and all liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent, in any way relating to or arising out of the Collateral Documents or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof, provided that neither the Company nor any Holder shall be liable for any of the foregoing to the extent they arise from gross negligence or willful misconduct on the part of the Collateral Agent as shall have been determined in a final nonappealable  judgment of a court of competent jurisdiction. This Section 10(k) shall survive the termination of this Agreement. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Holder to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action, and the Collateral Agent shall have no liability hereunder for failure to take such action unless the Holders promptly deposit such sums.

(l)                                     Resignation.  The Collateral Agent at any time may resign, upon 30 days’ prior written notice, by an instrument addressed and delivered to the Holders and may be removed at any time with or without cause upon 30 days’ prior written notice, by an instrument in writing duly executed by duly authorized signatories of the Required Holders.  The Required Holders shall also have the right to appoint a successor to the Collateral Agent upon any such resignation or removal, by instrument of substitution complying with the requirements of applicable law, or, in the absence of any such requirement, without other formality than appointment and designation in writing, a copy of which instrument or writing shall be sent to each Holder. Upon the making of such appointment and delivery to such successor Collateral Agent of the Collateral then held by the retiring Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties conferred hereby and by the Collateral Documents upon the Collateral Agent named herein, and one or more such appointments and designations shall not exhaust the right to appoint and designate further successor Collateral Agents hereunder. The retiring Collateral Agent shall not be discharged from its duties and obligations hereunder until, and the retiring Collateral Agent shall be so discharged when, all the Collateral held by the retiring Collateral Agent has been delivered to the successor Collateral Agent and such successor Collateral Agent shall execute, acknowledge and deliver to each holder of the Notes and to the Company an instrument accepting such appointment.  If no successor shall be appointed and approved on or prior to the date of any such resignation, the resigning Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed by the Required Holders as above provided.

(m)                               Rights with Respect to Collateral.

(1)               Each Holder agrees with all other Holders (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Holders in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Holder has no other rights with respect to the Collateral other than as set forth in this Agreement and the Collateral Documents.

(2)               Each Holder agrees with all other Holders and the Collateral Agent that nothing contained in this Section 10 shall be construed to give rise to, nor shall such Holder have, any claims whatsoever against any other Holder or the Collateral Agent on account of any act or omission to act in connection with the exercise of any right or remedy of the Collateral Agent or any other Holder with respect to the Collateral in the absence of gross negligence or willful misconduct of such other Holder or Collateral Agent, as applicable, as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

11.                                 General Provisions.

(a)                                  Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. The Company irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the County of New York, State of New York in any suit or proceeding based on or arising under this Note and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts.  The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding.  The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  Nothing herein shall affect the right of the Holder to institute suit and conduct an action in any other appropriate manner, jurisdiction or court or to serve process in any other manner permitted by law.

(b)                                 Entire Agreement.  This Agreement, including Exhibits and the Disclosure Schedules, and the other Transaction Documents, as well as the other documents contemplated thereby constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement may only be modified or amended in writing signed by the Company and the holders of a majority of the then outstanding aggregate principal amount of the Notes.

(c)                                  Severability.  In case any provision of the Agreement is declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(d)                                 Notices.  All notices, demands or other communications given hereunder shall be effected in the manner provided for in Section 11 of the Notes.

(e)                                  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

(f)                                    Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder.  Notwithstanding the foregoing, each Holder may assign its rights hereunder to any of its “affiliates,” as that term is defined under the Exchange Act, without the consent of the Company or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld.  This provision shall not limit any Holder’s right to transfer the Securities pursuant to the terms of the Note and this Agreement or to assign the Holder’s rights under the Transaction Documents to any such transferee. In addition, and notwithstanding anything to the contrary contained in the Transaction Documents, the Securities may be pledged and all rights of the Holders under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with the Holders’ margin or brokerage account.

(h)                                 Survival.  The representations and warranties of the Company and the agreements and covenants set forth in Sections 2 and 7 hereof shall survive for two years following the Closing, notwithstanding any due diligence investigation conducted by or on behalf of the Holders.  Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Holders may have under applicable U.S. federal or state securities laws.  The Company shall indemnify and hold harmless the Holders and each Holder’s officers, directors, employees, partners, members, agents and affiliates for all losses or damages arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

(i)                                     Consent Rights.  The Company shall not (i) declare or pay any dividends (whether in cash or stock) or otherwise make any distributions with respect to Common Stock or (ii) create or sell any securities that rank senior to or pari passu with the Notes without the written consent of the Holders of a majority of the principal amount and interest of the Note and the Other Notes outstanding.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

COMPANY:
ALLIANCE PHARMACEUTICAL CORP.

	By:	/s/ Theodore D. Roth
Name: Theodore D. Roth
Title: President and Chief Operating Officer

[Signature Page to Convertible Secured Note Purchase Agreement]

HOLDER:
Photogen Technologies, Inc.

	By:	/s/ Brooks Boveroux
	Name:	Brooks Boveroux
	Title:	Chief Financial Officer
Purchase Price: $250,000